UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

ADESTO TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A contains the following document relating to the proposed acquisition of Adesto Technologies Corporation, a Delaware corporation (the “Company”), pursuant to that Agreement and Plan of Merger (“Merger Agreement”), dated as of February 20, 2020, by and among the Company, Dialog Semiconductor plc, a company incorporated in England and Wales (“Parent”), and Azara Acquisition Corp., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent (“Merger Sub”).

1.

Email to employees of the Company from Jalal Bagherli, Chief Executive Officer, Dialog Semiconductor

To: All Adesto Employees

From: Jalal Bagherli

Subject: A Message from Dialog CEO Jalal Bagherli

Dear Adesto Team,

Earlier, we announced that Dialog has entered into an agreement to acquire Adesto. As CEO of Dialog, I wanted to reach out and tell you more about why we are pleased to be joining forces.

So, first and foremost, who is Dialog? Dialog is a fabless semiconductor company primarily focused on the development of highly integrated mixed-signal products and providing power management ICs and connectivity solutions for the IoT market. We are publicly traded, headquartered in the U.K. and, like Adesto, we have a strong presence in the U.S., Europe and Asia.

I have been particularly impressed with how Adesto has developed from the IPO in 2015 to the strong position you now enjoy under Narbeh’s leadership. During the due diligence process, I have visited your Santa Clara site and met many members of your team and have been impressed with the quality of talent.

Bringing Dialog and Adesto together is compelling for many reasons and, with this combination, we are together expanding our presence in the attractive Industrial IoT market and strengthening our portfolio with highly complementary products – all of which make me incredibly excited about the future.

This is the first step in the process and Adesto and Dialog will remain separate and independent companies until the transaction closes, which we expect to occur in the third quarter of 2020.

In conclusion, I can speak for the entire Dialog team when I say we are excited to welcome you in the near future and look forward to collaborating and building the leading IIoT semiconductor company in the industry!

Best regards,

Jalal Bagherli

Chief Executive Officer, Dialog Semiconductor

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: any statements regarding the expected timing of the completion of the transaction and the benefits of the transaction; the ability of Dialog Semiconductor plc ("Dialog") and Adesto Technologies Corporation ("Adesto") to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are inherently uncertain, and are based on information available to each of Dialog and Adesto as of the date hereof and current expectations, forecasts, estimates, and assumptions. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the failure to satisfy or waive any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by Adesto’s stockholders and the receipt of certain governmental and regulatory approvals; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the proposed transaction; the risk that the proposed transaction does not close when anticipated or at all; the effects of disruption from the transactions contemplated by the Merger Agreement on Adesto’s or Dialog’s business and the fact that the announcement and pendency of the transaction may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Adesto or Dialog related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Material Adverse Effect (as defined in the Merger Agreement); and other risks that are described in the reports of Adesto filed with the Securities and Exchange Commission (the “SEC”), including but not limited to the risks described in Adesto’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018, which was filed with the SEC on March 18, 2019, and Adesto’s Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in other filings with the SEC. All forward-looking statements attributable to Adesto or Dialog, or persons acting on behalf of either, are expressly qualified in their entirety by this cautionary statement. Further, Adesto and Dialog disclaim any obligation to update the information in this communication or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed acquisition, Adesto will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Adesto will mail the definitive proxy statement and a proxy card to the stockholders of Adesto. ADESTO’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of Adesto will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.adestotech.com.

Additionally, Adesto and Dialog will file other relevant materials in connection with the proposed acquisition of Adesto by Dialog pursuant to the terms of the Merger Agreement. Adesto, Dialog and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Adesto stockholders in connection with the proposed acquisition. Stockholders of Adesto may obtain more detailed information regarding the names, affiliations and interests of certain of Adesto’s executive officers and directors in the solicitation by reading Adesto’s most recent Annual Report on Form 10-K, and the proxy statement for Adesto’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Adesto’s Investor Relations Website at www.adestotech.com. Information about Dialog’s directors and executive officers is set forth in Dialog’s Annual Report and Accounts 2018. You can obtain free copies of this document by accessing Dialog’s website at https://www.dialog-semiconductor.com. Information concerning the interests of Adesto’s participants in the solicitation, which may, in some cases, be different than those of Adesto’s stockholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.